UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2018
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 11, 2018, Markel Corporation (the "Company") announced that Robert C. Cox will join the Company in the newly created position of President and Chief Operating Officer, Insurance Operations, and Bradley J. Kiscaden will be promoted to President and Chief Administrative Officer, both effective September 5, 2018.
Mr. Kiscaden, age 55, has been Executive Vice President and Chief Actuarial Officer of the Company since 2012, and Chief Actuarial Officer since 1999. He joined the Company in 1986 and has served in a variety of leadership positions. In his new role, he will continue to report to Richard R. Whitt, III, Co-Chief Executive Officer, and oversee global actuarial operations, catastrophe management, information technology, information management, underwriting product line leadership, and claims.
Mr. Cox, age 60, will report to Richard R. Whitt, III, Co-Chief Executive Officer, and in support of integrating its insurance operations he will oversee the Company’s insurance divisions to include Markel Assurance, Specialty, and International, in addition to sales and marketing. He has over 35 years of experience in the insurance industry, serving in a variety of management and senior executive roles. Prior to joining the Company, he served as Executive Vice President of Chubb Ltd. and Division Chairman of Chubb Ltd.'s North American Financial Lines from January 2016 to July 2016, at which time he retired from Chubb. From June 2013 to January 2016, Mr. Cox served as Executive Vice President of Chubb & Son and Chief Operating Officer of Chubb Specialty Insurance.
On June 28, 2018, the Company entered into an employment agreement with Mr. Cox, which will initially run from September 5, 2018 through December 31, 2021, and will automatically renew for additional one-year periods unless either party gives 90 days' notice of non-renewal. Under the agreement:

•	his annual base salary will be not less than $750,000, pro-rated for 2018, and subject to annual review;

•
he will be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee of the Company’s Board of Directors, having a target value equal to not less than 150% of base salary; provided, that his annual cash incentive bonus for 2018 will be 150% of base salary, prorated without any performance conditions, but subject to his continued employment;

•
he will be eligible for an annual equity incentive award, subject to performance conditions and other terms and conditions approved by the Compensation Committee, having a target grant date value equal to not less than 150% of base salary; provided, that his annual equity incentive award for 2018 will be 150% of base salary, prorated without any performance conditions, but subject to his continued employment;

•
he will be entitled to participate in the employee benefit plans and programs generally available to other similarly situated senior executives of the Company and will be entitled to no less than thirty days annual vacation leave, prorated for 2018; and

•
as soon as practicable after September 5, 2018, he will receive a grant of Company restricted stock units (RSUs) having a grant date value equal to $1,000,000, with one-third of the RSUs vesting on each anniversary of the grant date, subject to his continued employment though the vesting date.

The employment agreement requires Mr. Cox to preserve the confidentiality of the Company's confidential information, and, during the term of the agreement and for twelve months following the termination of his employment, subjects him to non-competition and non-solicitation restrictions. The agreement also provides that:

•
upon his death or disability, the Company will continue to pay his base salary for twelve months and all outstanding granted equity awards will become fully vested, with performance equity awards vesting at the target level;

•	if his employment is terminated by the Company for cause, then the Company's obligations under the agreement will terminate;

•
if he resigns or voluntarily leaves, except under the circumstances described below, the Company's obligations under the agreement will terminate, subject to the terms of any applicable RSUs or other equity award agreement; and

•
if his employment is terminated by the Company without cause, he voluntarily resigns with good reason following a change in control, or he otherwise voluntarily resigns by virtue of a material breach by the Company, then, provided he complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay him his base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company's group health plan for 24 months from the termination date, (ii) he will be entitled to a lump sum payment equal to the amount of his target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date, and (iii) all outstanding granted equity awards held by him will become fully vested as of the termination date, with performance equity awards vesting at the target level.

This description of Mr. Cox's employment agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of his employment agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.
Additional information regarding the Company’s incentive compensation program and prior performance awards can be found in the Company’s Proxy Statement for its 2018 Annual Meeting of Shareholders, dated March 23, 2018, and filed with the Securities and Exchange Commission on March 23, 2018, under the heading “Incentive Compensation.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated June 28, 2018, between Markel Corporation and Robert C. Cox
99.1	Press Release dated July 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

July 12, 2018	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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